UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 5, 2011

BTHC XV, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-52808	20-5456294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Underground Grand Canyon Linyi City, Yishui County, Shandong Province, China 276400
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:		+86 539-2553919

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 5, 2011, the Board of Directors of BTHC XV, Inc. (the “Company”) concluded that the financial statements of its wholly-owned subsidiary, Long Fortune Valley Tourism International Limited (“Long Fortune”), which was acquired through a share exchange transaction that closed on October 18, 2010, for the fiscal year ended December 31, 2009 will require restatement to adjust certain amounts related to Long Fortune’s accounting for income taxes and certain operating expenses, and accordingly should no longer be relied upon.  In addition, the Company continues to review the accounting in these areas, and may determine that other adjustments are necessary.  The total amounts of the adjustments necessary to correct Long Fortune’s previously filed financial statements are not known at this time.

The Company plans to file restated financial statements reflecting these items in its Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Investors are cautioned that the Company’s review of its accounting is ongoing.  Upon completion of its review, the Company may conclude that additional adjustments to Long Fortune’s financial statements for the period disclosed above are necessary, that the proper adjustments are different in amount or type from those above, or that changes to financial statements for other prior periods may be necessary.

The Company’s senior management and its Board of Directors have discussed the matters described herein with the Company’s current independent registered public accounting firm, MaloneBailey, LLP, and its prior independent registered public accounting firm, Zhonglei Certified Public Accountants Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2011
BTHC XV, INC.

	By:	/s/ Zhang Shanjiu
Name: Zhang Shanjiu
Title: Chairman, President and
Chief Executive Officer